             As filed with the Securities and Exchange Commission
                                on May 27, 1997
                      Registration No. 33-_______________
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------

                        PAPA JOHN'S INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                      61-1203323
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                         Identification No.)


                       11492 Bluegrass Parkway, Suite 175
                        Louisville, Kentucky 40299-2370
               (Address of Principal Executive Offices)(Zip Code)


      PAPA JOHN'S INTERNATIONAL, INC. 1993 STOCK OWNERSHIP INCENTIVE PLAN
      -------------------------------------------------------------------
                            (Full title of the plan)


                          Charles W.  Schnatter, Esq.
                        Papa John's International, Inc.
                       11492 Bluegrass Parkway, Suite 175
                        Louisville, Kentucky 40299-2370
                                 (502) 266-5200

(Name, address and telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
       Title of             Amount      Proposed maximum   Proposed maximum    Amount of
      securities             to be       offering price   aggregate offering  registration
   to be registered       registered     per share/(1)/       price/(1)/          fee
------------------------------------------------------------------------------------------
Common Stock,             1,250,000(2)      $29.875           $37,343,750      $11,316.29
$.01 par value per           shares
share and associated
rights
------------------------------------------------------------------------------------------


/(1)/ Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices of the Registrant's Common Stock as listed on the NASDAQ Stock Market three business days prior to the filing hereof with respect to the shares being registered.

/(2)/ The Registrant also registers hereby such indeterminate number of additional shares of the Registrant's Common Stock as may be required to cover antidilutive adjustments under the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan.

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Papa John's International, Inc. ("Registrant") previously filed a Registration Statement ("First Registration Statement") on Form S-8 (Reg. No. 33-67472) covering 1,237,500 shares of Registrant's Common Stock issuable pursuant to the Papa John's International, Inc. 1993 Stock Ownership Incentive Plan (the "Plan") and a Registration Statement ("Second Registration Statement") on Form S-8 (Reg. No. 333-16447) covering 2,250,000 shares of Registrant's Common Stock issuable pursuant to the Plan. This Registration Statement is being filed for the purpose of registering 1,250,000 additional shares of Registrant's Common Stock for issuance under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement and the Second Registration statement are incorporated by reference into this Registration Statement.


Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

      5    Opinion of Caryn F. Price, Esq.

     23.1  Consent of Caryn F. Price, Esq.  (included in Exhibit 5).

     23.2  Consent of Ernst & Young LLP

     24 Powers of Attorney (included on signature page of the Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on May 22, 1997.

                                        PAPA JOHN'S INTERNATIONAL,  INC.



                                        By: /s/ John H.  Schnatter
                                           ---------------------------------
                                                John H.  Schnatter

                                        Title:  Chairman of the Board
                                                and Chief Executive Officer



     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby severally constitutes and appoints John H. Schnatter, Charles W. Schnatter and Caryn F. Price, and each of them with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and each state securities regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                 Signature                                         Capacity                      Date
                 ---------                                         --------                      ----


 /s/ John H.  Schnatter                               Chairman of the Board,                May 22, 1997
 ------------------------------------------           Chief Executive Officer and Director
     John H.  Schnatter                               (Principal Executive Officer)


 /s/ Charles W.  Schnatter                            Senior Vice President, Secretary,     May 22, 1997
-------------------------------------------           General Counsel and Director
     Charles W.  Schnatter


 /s/ E.  Drucilla Milby                               Vice President and Treasurer          May 22, 1997
-------------------------------------------           (Principal Financial Officer)
     E.  Drucilla Milby



 /s/ J.  David Flanery           Vice President and Corporate
-----------------------------
                                 Controller                         May 22, 1997
J.  David Flanery                (Principal Accounting Officer)


 /s/ O.  Wayne Gaunce            Director                           May 22, 1997
---------------------------
O.  Wayne Gaunce


 /s/ Jack A.  Laughery           Director                           May 22, 1997
---------------------------
Jack A.  Laughery


 /s/ Michael W.  Pierce          Director                           May 22, 1997
---------------------------
Michael W.  Pierce


 /s/ Richard F.  Sherman         Director                           May 22, 1997
---------------------------
Richard F.  Sherman

/s/ Blaine E. Hurst              President and Director             May 22, 1997
---------------------------
Blaine E. Hurst

                        PAPA JOHN'S INTERNATIONAL, INC.

                                    FORM S-8
                             REGISTRATION STATEMENT

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number    Exhibit Description
--------------    -------------------

     5            Opinion of Caryn F.  Price, Esq.

    23.1 Consent of Caryn F. Price, Esq. (included in Exhibit 5).

    23.2          Consent of Ernst & Young LLP

    24 Powers of Attorney (included on signature page of the Registration Statement).